UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dime Community Bancshares, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	11-2934195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 Par Value Per Share	The Nasdaq Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Preferred Stock”), with a liquidation preference of $25.00 per share, of Dime Community Bancshares, Inc. (the “Registrant”). The terms of the Preferred Stock are described under the heading “Description of the New Bridge Preferred Stock” in the definitive proxy statement/prospectus dated October 16, 2020, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2020 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-248787) (the “Registration Statement”), as originally filed with the Commission on September 14, 2020. Such information, as it may hereafter be amended or supplemented, is incorporated herein by reference.

Item 2. Exhibits.

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Registrant’s amended Form 10-QSB, File No. 0-18546, filed October 15, 1990)

3.2	Certificate of Merger (including amendments to the Certificate of Incorporation of the Registrant) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 1, 2021) (File No. 001-34096))

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 1, 2021 (File No. 001-34096))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

Date: February 1, 2021	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
Chief Executive Officer